Exhibit 99.1

Freescale Semiconductor Announces First Quarter 2008 Results

AUSTIN, Texas--(BUSINESS WIRE)--Freescale Semiconductor Holdings I, Ltd. today announced financial results for the first quarter ended March 28, 2008.

Highlights for the first quarter of 2008 include:

  Net sales of $1.41 billion;
  Adjusted EBITDA of $374 million;
  Cash, cash equivalents and short-term investments of $1.25 billion at March 28, 2008.

A description of Adjusted EBITDA and the reconciliations to our GAAP results are included in this press release and the accompanying tables.

Net Sales

Net sales for the first quarter of 2008 were $1.41 billion, compared to $1.54 billion in the fourth quarter of 2007 and $1.36 billion in the first quarter of 2007. “Despite a challenging economic environment, the Freescale team executed well delivering solid margins, EBITDA and cash flow,” said Rich Beyer, chairman and CEO.

Operating Highlights

Operating earnings, net earnings and Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) include non-cash purchase accounting expenses related to the company’s acquisition by a private equity consortium in December 2006.

The company believes that providing operating earnings and EBITDA exclusive of these expenses, and certain other items, is a more meaningful representation of the company’s ongoing financial performance. Including these expenses, the operating and net losses for the first quarter of 2008 were $152 million and $245 million, respectively.

Excluding the aforementioned expenses, first quarter 2008 operating earnings were $206 million and EBITDA was $351 million in the first quarter of 2008. This compares to operating earnings of $149 million and EBITDA of $300 million in the first quarter of 2007.

The company also uses Adjusted EBITDA to measure compliance with certain of its debt covenants. Adjusted EBITDA is defined as EBITDA adjusted to add back non-cash, non-recurring and other items included in EBITDA and net earnings (loss), as required by various covenants in the company’s debt agreements. Adjusted EBITDA for the first quarter of 2008 was $374 million, compared to $351 million in the same period last year. Adjusted EBITDA for the latest 12 months ending March 28, 2008 was $1.55 billion.

A table describing EBITDA and Adjusted EBITDA and reconciling net income to these measures is included in this press release.

Product Revenues

During the fourth quarter of 2007, the company completed a company-wide realignment of its sales, business, supply chain and manufacturing operations to better enable execution of its strategic growth initiatives. The company’s net sales figures are reported consistent with this realignment as follows:

  Microcontroller net sales were $458 million in the first quarter of 2008, compared to $467 million in the fourth quarter of 2007 and $473 million in the first quarter of 2007.
  RF, Analog and Sensor net sales were $259 million in the first quarter of 2008, compared to $260 million in the fourth quarter of 2007 and $259 million in the first quarter of 2007.
  Networking and Multimedia net sales were $269 million in the first quarter of 2008, compared to $303 million in the fourth quarter of 2007 and $274 million in the first quarter of 2007.
  Cellular net sales were $318 million in the first quarter of 2008, compared to $361 million in the fourth quarter of 2007 and $268 million in the first quarter of 2007.
  Other net sales were $101 million in the first quarter of 2008 compared to $148 million in the fourth quarter of 2007 and $87 million in the first quarter of 2007.

Liquidity Highlights

Cash, cash equivalents and short-term investments were $1.25 billion on March 28, 2008, compared to $751 million at the fourth quarter ending December 31, 2007. Capital expenditures were $85 million or 6 percent of net sales for the first quarter of 2008.

Conference Call and Webcast

Freescale's quarterly earnings call is scheduled to begin at 4 p.m. Central Daylight Time on April 22, 2008. The company will offer a live webcast of the conference call over the Internet at www.freescale.com/investor.

Caution Regarding Forward Looking Statements

This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our business strategy, goals and expectations concerning our market position, future operations, margins, profitability, liquidity and capital resources. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of the factors that we believe could affect our results include our substantial indebtedness; our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our business; the loss of one or more of our significant customers or strategic relationships; general economic and business conditions and any downturns in the cyclical industry in which we operate; our competitive environment and our ability to make technological advances; interruptions in our production or manufacturing capacity and our ability to obtain supplies; economic conditions in the industries in which our products are sold; maintenance and protection of our intellectual property; political and economic conditions in the countries where we conduct business; integration of future acquisitions into our business; the costs of environmental compliance and/or the imposition of liabilities under environmental laws and regulations; potential product liability claims; inability to make necessary capital expenditures; loss of key personnel; and our ability to achieve cost savings. We undertake no obligation to update any information contained in this presentation.

About Freescale Semiconductor

Freescale Semiconductor is a global leader in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial, networking and wireless markets. The privately held company is based in Austin, Texas, and has design, research and development, manufacturing or sales operations in more than 30 countries. Freescale is one of the world's largest semiconductor companies with 2007 sales of $5.7 billion (USD). www.freescale.com

Freescale and the Freescale logo are trademarks of Freescale Semiconductor, Inc. All other product or service names are the property of their respective owners. © Freescale Semiconductor, Inc. 2008.

Freescale Semiconductor Holdings I, Ltd. Condensed Consolidated Statements of Operations (Unaudited)

(in millions)	Three months ended March 28, 2008	Three months ended December 31, 2007	Three months ended March 30, 2007

Net sales	$1,405	$1,539	$1,361
Cost of sales	813	926	1,217
Gross margin	592	613	144
Selling, general and administrative	166	165	160
Research and development	278	293	290
Amortization expense for acquired intangible assets	272	273	345
Reorganization of businesses and other	26	26	-
Impairment of intangible assets	-	449
Merger expenses	2	2	3
Operating loss	(152)	(595)	(654)

Other expense, net	(190)	(200)	(198)
Loss before income taxes	(342)	(795)	(852)
Income tax benefit	(97)	(270)	(313)
Net loss	$(245)	$(525)	$(539)

Freescale Semiconductor Holdings I, Ltd. Reconciliation of Non-GAAP Measures (Unaudited)

(in millions)	Three months ended March 28, 2008	Three months ended December 31, 2007	Three months ended March 30, 2007

Adjusted gross margin	$645	$664	$594
Inventory step-up recognition	-	-	416
Incremental depreciation and amortization expense	53	51	34
Gross margin	$592	$613	$144

Adjusted operating earnings	$206	$211	$149
Inventory step-up recognition	-	-	416
Incremental depreciation and amortization expense	58	56	39
Amortization expense for acquired intangible assets	272	273	345
Reorganization of businesses and other	26	26	-
Impairment of intangible assets	-	449	-
Merger expenses	2	2	3
Operating loss	$(152)	$(595)	$(654)

EBITDA excluding the effects of purchase accounting and other items	$351	$376	$300
Inventory step-up recognition	-	-	416
Reorganization of businesses and other	26	26	-
Impairment of intangible assets	-	449	-
Fair value adjustment on interest rate swaps	25	-	-
Merger expenses	2	2	3
EBITDA	$298	$(101)	$(119)

Adjusted gross margin and adjusted operating earnings represent gross margin and operating (loss) earnings adjusted for the following as necessary: inventory fair value step-up recognition, incremental depreciation expense for property, plant and equipment fair value step-up and associated with reduction in lives of certain manufacturing assets, amortization of acquired intangible assets, in-process research and development charge, reorganization of businesses and other charges, impairment of intangible assets, and merger expenses.  Adjusted gross margin and adjusted operating earnings are not recognized terms under generally accepted accounting principles (GAAP).  Adjusted gross margin and adjusted operating earnings do not represent gross margin or operating (loss) earnings, as those terms are defined under GAAP, and should not be considered as alternatives to gross margin or operating (loss) earnings as an indicator of our operating performance.  We have included information concerning adjusted gross margin and adjusted operating earnings because we use such information when evaluating gross margin and operating (loss) earnings to better evaluate the underlying performance of the Company.  Adjusted gross margin and adjusted operating earnings as presented herein are not necessarily comparable to similarly titled measures.

EBITDA (earnings before interest, taxes, depreciation and amortization) excluding the effects of purchase accounting and other items is a non-U.S. GAAP financial measure.  We have included information concerning EBITDA excluding the effects of purchase accounting and other items because we use such information when evaluating operating (loss) earnings to better evaluate the underlying performance of the Company.  EBITDA excluding the effects of purchase accounting and other items does not represent, and should not be considered an alternative to, net income (loss), operating income (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA excluding the effects of purchase accounting and other items and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.

Freescale Semiconductor Holdings I, Ltd. Product Group Net Sales Information (Unaudited)

(in millions)	Three Months Ended
	March 28,	December 31,	March 30,
	2008	2007	2007

Microcontroller (a)	$458	$467	$473
Cellular (b)	318	361	268
Networking and Multimedia (c)	269	303	274
RF, Analog and Sensors (d)	259	260	259
Other (e)	101	148	87
	$1,405	$1,539	$1,361

(a) Microcontroller includes our microcontroller portfolio for automotive, consumer and industrial applications, as well as Infotainment, Multimedia & Telematics Operations.

(b) Cellular includes baseband, RF transceivers, power management, software and full platform development for the wireless handset market.

(c) Networking & Multimedia includes our processor portfolio based on Power Architecture™, StarCore® DSP and i.MX platforms. This group includes the Networking Systems Division and Digital Home Operation and the Multimedia Applications Division.

(d) RF, Analog & Sensor incorporates the technologies of our RF, analog power management and sensing solutions.

(e) Other includes licensing of intellectual property, sales of wafers to other semiconductor companies, and other miscellaneous businesses.

Freescale Semiconductor Holdings I, Ltd. Adjusted EBITDA (Unaudited)

Provided below is a reconciliation of net loss to EBITDA to Adjusted EBITDA:

(in millions)	Three months ended March 28, 2008	Three months ended December 31, 2007	Three months ended March 30, 2007	Twelve months ended March 28, 2008

Net loss	$(245)	$(525)	$(539)	$(1,319)
Interest expense, net	177	201	197	763
Income tax (benefit)	(97)	(270)	(313)	(670)
Depreciation and amortization*	463	493	536	2,049
EBITDA	298	(101)	(119)	823
Non-cash stock-based employee compensation (1)	12	12	10	47
Other non-cash charges (2)	-	452	416	454
Non-recurring/one-time items (3)	18	27	3	85
Cost savings (4)	1	1	16	25
Other defined terms (5)	45	21	25	117
Adjusted EBITDA	$374	$412	$351	$1,551

* Excludes amortization of debt issuance costs, which are included in interest expense, net.

(1) Reflects non-cash stock-based employee compensation expense under the provisions of SFAS No. 123(R), Share-based Payments.

(2) Reflects the non-cash charges related to purchase accounting adjustments for inventory, asset impairment charges and other non-cash items.

(3) Reflects costs associated with Predecessor debt extinguishment, one-time Merger expenses and our reorganization of business program.

(4) Reflects cost savings that we expect to achieve from certain initiatives where actions have begun or have already been completed.

(5) Reflects other adjustments required in calculating our debt covenant compliance.

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-U.S. GAAP measure used to determine our compliance with certain covenants contained in the Credit Facilities and the indentures governing the Senior Notes and Senior Subordinated Notes. Adjusted EBITDA is defined as EBITDA adjusted to add back certain non-cash, non-recurring and other items that are included in EBITDA and/or net income (loss), as required by various covenants in the indentures and the Credit Facilities.  We believe that the presentation of Adjusted EBITDA for the three months and year ended March 28, 2008 is appropriate to provide additional information to investors to demonstrate compliance with our financing covenants. Our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to ratios based on Adjusted EBITDA.

Adjusted EBITDA does not represent, and should not be considered an alternative to, net income (loss), operating income (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of Adjusted EBITDA is not necessarily comparable to such other similarly titled captions of other companies.  The definition of Adjusted EBITDA in the indentures and the Credit Facilities allows us to add back certain charges that are deducted in calculating EBITDA and/or net income (loss).  However, some of these expenses may recur, vary greatly and are difficult to predict.  Further, our debt instruments required that Adjusted EBITDA be calculated for the most recent four fiscal quarters.  As a result, the measure can be disproportionately affected by a particularly strong or weak quarter.  Further, it may not be comparable to the measure for any subsequent four-quarter period or any complete fiscal year.

Freescale Semiconductor Holdings I, Ltd. Condensed Consolidated Balance Sheets (Unaudited) (in millions)

	March 28, 2008	December 31, 2007
ASSETS
Cash and cash equivalents	$385	$206
Short-term investments	865	545
Accounts receivable, net	680	542
Inventory	732	779
Other current assets	561	712
Total current assets	3,223	2,784

Property, plant and equipment, net	2,441	2,517
Goodwill	5,345	5,350
Intangible assets, net	3,650	3,918
Other assets, net	538	548
Total assets	$15,197	$15,117

LIABILITIES AND STOCKHOLDER'S EQUITY
Notes payable and current portion of long-term debt and capital lease obligations	$98	$93
Accounts payable	422	385
Accrued liabilities and other	927	574
Total current liabilities	1,447	1,052

Long-term debt	9,349	9,380
Deferred tax liabilities	1,002	1,114
Other liabilities	410	381

Stockholder's equity	2,989	3,190
Total liabilities and stockholder's equity	$15,197	$15,117

Freescale Semiconductor Holdings I, Ltd. Reconciliation of Non-GAAP Measures (Unaudited)

(in millions)	Three months ended March 28, 2008	Three months ended December 31, 2007

Free cash flow	$520	$(15)
Proceeds from sales of strategic investments and businesses	(12)	(32)
Capital expenditures	85	90
Proceeds from sales of property, plant, and equipment and assets held for sale	(141)	(1)
Payments for other assets	22	18
Cash flow provided by operations	$474	$60

Free cash flow is a non-GAAP financial measure which we define as cash flow provided by operations less capital expenditures. The most directly comparable GAAP measure is cash flow provided by operations. We use free cash flow to evaluate financial performance and in strategic planning, specifically, for investing and financing decisions. We believe free cash flow is a useful measure because it reflects the performance of overall operations more accurately than cash flow provided by operations and because it provides investors with the same results that we used as the basis for making decisions about the business. Free cash flow is not an indicator of residual cash available for discretionary spending because it does not take into account mandatory debt service or other non-discretionary spending requirements which are not deducted in the calculation of free cash flow. We take these limitations into account when using free cash flow to make investing and financing decisions.

CONTACT:
Freescale Semiconductor Holdings I, Ltd., Austin
Investors:
Mitch Haws, 512-895-2454
mitch.haws@freescale.com
or
Media:
Robert Hatley, 512-996-5134
robert.hatley@freescale.com